EXHIBIT 5.1



                                HOLLAND & KNIGHT
                                  [LETTERHEAD]



                                                  April 28, 1997


The Panda Project, Inc.
901 Yamato Road
Boca Raton, FL  33431

          RE: THE PANDA PROJECT, INC. (THE "COMPANY") - REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

You have requested our opinion in connection with the above-referenced Registration Statement, (the "Registration Statement"), in connection with the registration for sale of an aggregate of 25,000 shares (the "Shares") of the common stock, $.01 par value per share, of the Company (the "Common Stock"), which may be issued by the Company to participants in The Panda Project, Inc. 401(k) Plan (the "Plan").

We have reviewed copies of the Articles of Incorporation and Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, and, assuming the Company receives greater than par value for the Shares, when the Shares are fully paid for in accordance with the terms and conditions set forth in the Plan, such Shares will be, assuming no changes in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.


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The Panda Project, Inc.
April 28, 1997
Page 2





We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             Holland & Knight


                                             By:  /s/ STEVEN SONBERG
                                                --------------------------
                                                Steven Sonberg